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                                                                    EXHIBIT 23.3

                CONSENT OF MCCUTCHEN, DOYLE, BROWN & ENERSEN, LLP

We consent to the references to the name of our firm under the caption "Legal Matters" in the Registration Statement (Form F-1) and related Prospectus of CommTouch Software Ltd. for the registration of 1,344,086 of its Ordinary Shares, a Warrant to purchase 1,136,000 of its ordinary shares, and 1,136,000 ordinary shares issuable upon exercise of the Warrant.

                                          MCCUTCHEN, DOYLE, BROWN & ENERSEN, LLP


Palo Alto, California

October 26, 1999